This LICENSE, MANUFACTURE AND DISTRIBUTION AGREEMENT ("Agreement") is made by and between;

                        Desert Health Products, Inc.
                     7825 East Gelding Drive, Suite 101
                             Scottsdale Arizona
                   (602) 951-1941, Fax No. (602) 661-7163.
                        E-mail: deserthealth@att.net

a Arizona Corporation (hereinafter referred to as "DHPI"), and;

                                Royal Phoenix
                         1601 Flamingo Rd. Suite 18A
                           Las Vegas, Nevada 89118
                               (702) 866-5835
                     E-mail: first@firstimpressions.com

a   Nevada   Corporation  (hereinafter  referred  to  as  "Royal   Phoenix").
Collectively,  DHPI  and Royal Phoenix are hereinafter referred  to  as  "the
Parties".

                                 WITNESSETH

WHEREAS, DHPI a Publicly Traded Company that private labels various beauty and health care products, including substantial formulations of vitamins, which DHPI has developed over a period of several years, and

WHEREAS,  Royal  Phoenix  desires  an  agreement  for  the  manufacture   and
distribution for a line of vitamins currently produced by DHPI as described in Exhibit A, and DHPI is willing to enter into such an agreement.

WHEREAS, Royal Phoenix was a spin off company from DHPI for the purpose of marketing independent of DHPI a line of vitamins primarily in the domestic market. products and related products primarily through direct market media such as the Internet, and

WHEREAS, Royal Phoenix desires to obtain an agreement for purposes of licensing, distributing, selling, and marketing, and using the Royal Phoenix Vitamin Group described in Exhibit A, (the "Royal Phoenix Vitamin Group"), on an exclusive basis.

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows.


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                       DEFINITIONS AND INTERPRETATIONS

Captions and Section Numbers.
The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

Extended Meanings.
The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause. Paragraph or section of this Agreement and any Addendum and/or Exhibit attached to this Agreement shall relate to the whole of this Agreement including any attached Addendum and/or Exhibit and not to that clause, paragraph or section only, unless otherwise expressly provided.

Number and Gender.
In this Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

Section References and Schedules.
Any reference to a particular "article", "section", "paragraph" or other subdivision of this Agreement and any reference to a schedule, addendum or exhibit by name, number and/or letter shall mean the appropriate schedule, addendum or exhibit attached to this Agreement and by such reference is incorporated into and made part of this Agreement.

"Royal Phoenix Vitamin Group" shall mean all confidential or proprietary information, trade secrets and know how relating to the Royal Phoenix Vitamin Group as such technology is further described on Exhibit A to this Agreement. The Royal Phoenix Vitamin Group is sometimes referred to herein as the "Licensed Technology").

"Licensed Rights" means all rights under any, copyright, confidential or proprietary information, trade secrets and know-how relating to the Royal Phoenix Vitamin Group, and includes the Licensed Technology.

"Licensed Tool(s)" shall include coding systems, proprietary manufacturing systems, development methodologies, and documentation that encompass or incorporate or are based on any of the Royal Phoenix Vitamin Group, but do not include products, and services that result from "Authorized Use" of the Licensed Tools. Licensed Tools specifically excludes Royal Phoenix marketing implementations of the Royal Phoenix Vitamin Group.

"Authorized Use" refers to those activities and Licensed Rights granted by Licensee under this Agreement to everyone who purchases or sub-licenses a Licensed Tool.

"Net Sales" means the gross amounts received by Licensee worldwide, from  the

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sales,  license or disposal of Licensed Tools, less commissions,  credit  for returns, customary trade discounts, deductions for transportation charges, and taxes and duties directly imposed on the sale. Except for customary trade discounts, should Licensee sell, rent or dispose of any Licensed Tool in a non arm's-length transaction, the Net Sales shall be computed based on proceeds from sales of a similar product in an arms-length transaction.

"Reasonable Effort" means a reasonable program of supporting technology improvements and marketing that expands industry adoptions, installed base, and commercial use of the Royal Phoenix Vitamin Group.

"Improvement(s)"  shall  mean  inventions,  modifications,   adaptations   or
improvements,  which  relate to or are based on  the  Royal  Phoenix  Vitamin
Group.

"Sublicensee" shall mean a person or entity to whom Licensee has granted  the
right   under   the   Licensed  Technology  to  develop,  manufacture,   have
manufactured, use, market and/or sell the Licensed Tools.

"Sublicense Income" shall mean the gross amount (net of tax withholdings for taxes which Licensee is obligated to pay) received by Licensee from Sublicensees for or on account of sublicenses of any of the rights granted Licensee hereunder and the sale of Licensed Tools, including royalties, license fees, milestone payments, option fees and other amounts paid or other non-monetary financial benefit provided to Licensee by Sublicensees. Sublicensee Income shall not include amounts received by Licensee from a Sublicensee for an equity investment in Licensee.


AGREEMENT

1.   GRANT OF LICENSE

1.1. Exclusive License. DHPI hereby grants to Royal Phoenix, subject to the conditions set forth in this Agreement, an exclusive non transferable license under the Licensed Rights to make, have made, use, market, import, have imported, lease, sell, distribute, offer for sale, or otherwise dispose of Royal Phoenix Vitamin Group, as herein defined, utilizing Licensed Tools throughout the world, including the right to make copies of, make derivative works based on, and distribute any copyrighted works within the Royal Phoenix Vitamin Group. The license is strictly limited to Royal Phoenix's right to make, use, market, import, lease, sell, distribute, offer for sale, or otherwise dispose of Royal Phoenix Vitamin Group, and such license may not be utilized for any other purpose without permission of DHPI. Royal Phoenix Vitamin Group is a proprietary product developed by DHPI utilizing Licensed Tools. Royal Phoenix Vitamin Group is a line of specially formulated vitamins.

1.2. Sublicense.  Licensee shall have the right to grant sublicenses to third

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          parties, subject to the terms of this Agreement.


     1.3. Reservation of Rights. DHPI expressly reserves all rights not granted to Royal Phoenix in this Agreement for his own purposes.

5. Manufacture, Distribution, and Shipment. The Parties herein mutually agree that DHPI shall be responsible for the manufacture, shipment, distribution, labeling, and collection of payments, generally referred to herein as the "Manufacture and Distribution Process").

6. Term. This Agreement shall begin ninety (90) days from the date DHPI is prepared to make the first shipment of Product and shall continue until December 31, 2010.

7. Price. Since the Parties are not now certain of the actual costs of manufacturing, bottling, boxing, and charge card authorizations and shipping, the price of the Product shall be DHPI's cost of production including a reasonable alowance for overhead plus 30% of such cost and overhead. The cost of production and the allowance for overhead shall be mutually determined by the Parties, and if no agreement can be reached, an indendent accounting firm selected by the Parties, using as a basis for overhead DHPI's books and records for the prior two quarters.
      Periodic Price Revisions. DHPI may, effective at the end of each six month period, increase the price of the Product by giving Royal Phoenix at least 15 days' prior written notice. Increase prices shall apply to any products shipped after the expiration of such quarter unless DHPI shall have received from Royal Phoenix, prior to the expiration of such quarter, written notice that Royal Phoenix is unwilling to accept such increase, in which event Royal Phoenix may terminate this agreement. In the event of termination, then in that event, Royal Phoenix shall be entitled to continue to utilize the Royal Phoenix Vitamin Group as defined herein, however, DHPI will have no further responsibility to take orders, manufacture the Royal Phoenix Vitamin Group, bottle the product, or ship the product.

8. Exclusive Dealings. DHPI represents that during the term of this Agreement that DHPI will not sell, give away or otherwise transfer to any other person during the term of this Agreement any of the Product, for the uses permitted under this Agreement, without the prior written consent of Royal Phoenix.

9. Delivery. DHPI shall deliver all goods to a carrier for transportation to customers of Royal Phoenix's, as designated by Royal Phoenix, but all costs of transportation shall be borne by Royal Phoenix and all risks of loss shall pass to Royal Phoenix when the goods are delivered to the carrier. The Parties agree that DHPI is handling the entire Manufacture and Distribution Process and the price paid to DHPI will include coverage of payments for the entire Manufacture and Distribution Process.

10. Acceptance.  Upon each delivery of Product, Royal Phoenix customers shall

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inspect  the  delivered  Product to determine  whether  such  Product  is  in conformity  with  the specifications set out in Exhibit  A  hereto.  If  such
delivery  of  Product  is not in conformity thereto, Royal  Phoenix   or  the
customer shall notify DHPI of such non-conformity within seven days  of  such
delivery.   If  Royal Phoenix  or its customers have not notified  DHPI  that such delivery of Product is not in conformity within such time, Royal Phoenix or its customers shall be deemed to have accepted the Product delivered. If Royal Phoenix so notifies DHPI that the delivered Product is non-conforming, DHPI shall replace the rejected Product within twenty days from the date of rejection.

11. Billing and Payment. Products being ordered shall include payment by charge card only from customers directly to DHPI, or check or charge card from Royal Phoenix. A separate account shall be maintained by DHPI for receipt of payments on orders. At the end of each quarter, a accounting shall be prepared showing the volume of product, the percentage of costs to be paid to DHPI and the balance of costs paid to Royal Phoenix.

12. Trade Secrets and Inventions.
Royal Phoenix shall treat as proprietary any and all information belonging to DHPI, it's affiliates or any third parties disclosed to Royal Phoenix in the course of the relationship between DHPI and Royal Phoenix.

13. Termination of Agreement.
This Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 6 above, except as follows.
     a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary,
     b.   Upon the other party taking the benefit of any insolvency law,
     c. Upon the other party having or applying for a receiver appointed for either party,
     d.   For cause, and/or
     e.   As provided for in paragraph 14, immediately below.

14. Early Termination.
In the event Royal Phoenix fails or refuses to cooperate with DHPI, fails or refuses to make timely payment of the compensation set forth in this Agreement, DHPI shall have the right to terminate any further performance under this Agreement. In such event, and upon notification thereof, all invoicing shall become immediately due and payable and/or deliverable.

15. Notices.
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either certified mail, express mail or other overnight courier service. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after

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being  mailed or delivered to such courier service. Any notices to  be  given hereunder shall be effective if executed by and/or sent by the attorneys for the Parties giving such notice and, in connection therewith, the Parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

16. Attorney Fees
In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

17. Return of Records.
Upon termination of this Agreement, Royal Phoenix shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of Royal Phoenix that are the property of or relate to the business of DHPI, except that Royal Phoenix shall retain one copy of printed material for retention in the Royal Phoenix library.

18. Ownership of Materials.
All right, title and interest in and to the Royal Phoenix Vitamin Group to be produced by DHPI in connection with this Agreement shall be and remain the sole and exclusive property of Royal Phoenix. Thus, upon termination, Royal Phoenix has the right to continue the production of the product with a third party manufacturer.

19. Agreement Not To Hire.
Royal Phoenix understands and appreciates that DHPI invests a tremendous amount of time, energy, resources and expertise in the training and education of its employees and subcontractors to be able to provide the very Product Royal Phoenix requires. Further, Royal Phoenix understands that in the event an employee or subcontractor of DHPI is enticed to leave, then DHPI shall be damaged in an amount the Parties are not capable of calculating at the present time. Therefore, Royal Phoenix agrees not to offer employment or subcontractor status to any employee or subcontractor of DHPI, nor to allow any employee, officer, director, shareholder or consultant of Royal Phoenix to offer such employment or subcontractor status with Royal Phoenix or any other company, concern, venture or entity with whom officers, directors or consultants of Royal Phoenix are employed, associated or hold a financial stake in, for a period of three (3) years from the date of expiration or termination hereof.

20. Exclusion With Respect To Partnership.
The Parties agree that in no way shall this Agreement be construed as being an act of partnership between the Parties hereto and that no party hereto shall have, as a result of the execution of this Agreement, any liability for the commitments of any other party of any type, kind, son or variety.

21. Time Is Of The Essence.
Time  is  hereby expressly made of the essence of this Agreement with respect

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to the performance by the Parties of their respective obligations hereunder.

22. Inurement.
This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addendum attached hereto.

23. Entire Agreement.
This Agreement contains the entire agreement of the Parties. It is declared by the Parties that there are no other oral or written agreements or understanding between them affecting this Agreement or relating to the business of DHPI. This Agreement supersedes all previous agreements between DHPI and Royal Phoenix.

24. Amendments
     This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between the Parties hereto and that said modifications or amendments are made only by an instrument in writing signed by the Parties or an oral agreement to the extent that the Parties carry it out.

25. Waivers.
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

26. Non-waiver.
The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

27. Construction of Agreement.
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

28. Applicable Law.
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEVADA FOR WHICH THE COURTS IN CLARK COUNTY, NEVADA SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

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29. Severability.
If any provision of this Agreement shall be held to be contrary to law, void, invalid or unenforceable for any reason, such provision shall be deemed severed from this Consulting Agreement and the remaining provisions of this Agreement shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is contrary to law, void, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

30. Acceptance by DHPI.
This Agreement is not valid or binding upon DHPI unless and until executed by
its   Chief  Executive  Officer,  Chief  Operating  Officer  duly  authorized executive officer of DHPI at its home office in Scottsdale, Arizona.

31. Execution In Counterpart: Telecopy-Fax.
This Agreement may be executed in counterparts, not withstanding the date or dates upon which this Consulting Agreement is executed and delivered by any of the Parties, and shall be deemed to be an original and all of which shall constitute one and the ISNe Agreement effective as of the reference date first written below. The fully executed telecopy (fax) version of this Agreement shall be construed by all parties hereto as an original version of said Agreement.

     IN WITNESS WHEREOF, the Parties hereto have set forth their hands and seal in execution of this Agreement made this 18th day of October 2000, by and between;

     For and in behalf of Royal Phoenix:          For and in behalf of DHPI:

     By:/s/JOSEPH SCOTT WILSON               By:/s/JOHNNY SHANNON
       Joseph Scott Wilson, President           Johnny Shannon, President

Witnessed by:
Notary Public

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                                  EXHIBIT A

                 Description of Royal Phoenix Vitamin Group